EXHIBIT 5.1
[LETTERHEAD OF PERKINS COIE LLP]
October 20, 2008
Penwest Pharmaceuticals Co.
39 Old Ridgebury Road, Suite 11
Danbury, Connecticut 06810-5120
          Re: Penwest Pharmaceuticals Co., Registration Statement on Form S-3
Ladies and Gentlemen:
          We have acted as special counsel to Penwest Pharmaceuticals Co., a Washington corporation (the “Company”), solely for the purposes of rendering this opinion in connection with a registration statement on Form S-3 (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (“Commission”) pursuant to the Securities Act of 1933 (the “Securities Act”) and the rules and regulations promulgated thereunder (“Rules”), for the registration of the sale from time to time of up to $75,000,000 aggregate offering price (or any such further aggregate offering price as may be registered pursuant to Rule 462(b)) of:
(a)	shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”);

(b)	shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), which may be convertible preferred stock (the “Convertible Preferred Stock”);

(c)	debt securities of the Company, which may be either senior or subordinated debt securities (the “Debt Securities”) or convertible debt securities (the “Convertible Debt Securities”); and

(d)	warrants representing rights to purchase Common Stock, Preferred Stock, Convertible Preferred Stock, Debt Securities or Convertible Debt Securities of the Company (“Warrants”).
          The Securities will be sold or delivered from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).
          The Debt Securities will be issued in one or more series pursuant to one or more indentures (each, together with any related supplemental indentures, an “Indenture”) to be entered into between the Company and a financial institution identified therein as the trustee (the “Debt

Trustee”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein. The Convertible Debt Securities will be issued in one or more series pursuant to one or more convertible debt indentures (each, together with any supplemental indentures, the “Convertible Debt Indenture”) to be entered into between the Company and a financial institution identified therein as the trustee (the “Convertible Debt Trustee”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein. The Warrants will be issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) to be entered into among the Company and a financial institution identified therein as warrant agent (the “Warrant Agent”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein. In our capacity as special counsel to the Company we have examined (a) the Registration Statement, and (b) the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.
     In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement and such other documents, agreements and instruments. For purposes of the opinions expressed below, we also assume that the Registration Statement, and any amendments or supplements thereto (including any necessary post-effective amendments), shall have become effective under the Securities Act.
     Based on and subject to the foregoing, we are of the opinion that:
1.	With respect to the Common Stock, when both (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the terms of the offering and issuance of the shares of Common Stock and related matters and (b) when certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock approved by the Board, upon the payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any Convertible Preferred Stock or Convertible Debt Security which is convertible into Common Stock, in accordance with the terms of the instrument governing such Convertible Preferred Stock or Convertible Debt Security (including the payment of the consideration required by such instrument, if any), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	With respect to the Preferred Stock, when (a) the terms of any particular series of Preferred Stock have been established in accordance with the Company’s articles of incorporation and the resolutions of the Board authorizing the issuance and sale of Preferred Stock, (b) articles of amendment conforming to the Washington Business Corporation Act regarding the Preferred Stock have been filed with the Secretary of State of the State of Washington and (c) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock approved by the Board, upon the payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any Convertible Debt Security which is convertible into Preferred Stock, in accordance with the terms of the instrument governing such Convertible Debt Security (including the payment of the consideration required by such instrument, if any), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	When (a) the terms of any particular series of Convertible Preferred Stock have been established in accordance with the Company’s articles of incorporation and the resolutions of the Board authorizing the issuance and sale of the Convertible Preferred Stock, (b) articles of amendment conforming to the Washington Business Corporation Act regarding the Convertible Preferred Stock have been filed with the Secretary of State of the State of Washington and (c) certificates representing the shares of Convertible Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Convertible Preferred Stock, upon the payment of the consideration therefor (not less than the par value of the Convertible Preferred Stock) provided for therein or (ii) upon conversion or exercise of any Convertible Debt Security which is convertible into Convertible Preferred Stock, in accordance with the terms of the instrument governing such Convertible Debt Security (including the payment of the consideration required by such instrument, if any), then such shares of Convertible Preferred Stock will be duly and validly issued, fully paid and nonassessable.

4.	When (a) the Company has duly authorized, executed and delivered to the Debt Trustee an Indenture which is enforceable against the Company, (b) the Debt Trustee thereunder is qualified to act as Trustee under such Indenture and the Company has filed appropriate Form T-1s for the Debt Trustee with the Commission, (c) such Debt Trustee has duly authorized, executed and delivered to the Company such Indenture, (d) such Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board has taken all necessary corporate action to authorize and approve the terms of the Debt Securities to be issued pursuant to such Indenture, and the offering and issuance thereof, and (f) such Debt Securities have been duly executed by the Company and authenticated by such Debt Trustee in accordance with such Indenture and delivered to and paid for by the purchasers thereof in accordance with such Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms and will be entitled to the benefits of the applicable Indenture.

5.	When (a) the Company has duly authorized, executed and delivered to the Convertible Debt Trustee a Convertible Debt Indenture which is enforceable against the Company, (b) the Convertible Debt Trustee thereunder is qualified to act as Trustee under such Convertible Debt Indenture and the Company has filed appropriate Form T-1s for the

Convertible Debt Trustee with the Commission, (c) such Convertible Debt Trustee has duly authorized, executed and delivered to the Company the Convertible Debt Indenture, (d) such Convertible Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board has taken all necessary corporate action to authorize and approve the terms of the Convertible Debt Securities to be issued pursuant to such Convertible Debt Indenture, and the offering and issuance thereof, and (f) such Convertible Debt Securities have been duly executed by the Company and authenticated by such Convertible Debt Trustee in accordance with such Convertible Debt Indenture and delivered to and paid for by the purchasers thereof in accordance with such Convertible Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Convertible Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms and will be entitled to the benefits of the applicable Convertible Debt Indenture.

6.	When (a) the Company has duly authorized, executed and delivered to the Warrant Agent a Warrant Agreement, (b) the Board has taken all necessary corporate action to approve the terms of the Warrants and the offering and issuance thereof and (c) the Warrants have been duly executed by the Company and countersigned or authenticated in accordance with the Warrant Agreement and delivered to and paid for by the purchasers thereof pursuant to the Warrant Agreement or other applicable definitive underwriting, purchase or similar agreement, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
          The opinions expressed above are subject to the following exclusions and qualifications:
          a. Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking to advise you of any changes in law.
          b. We express no opinion as to enforceability of any right or obligation to the extent such right or obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally, (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law or (iii) the effect of federal and state securities laws and principles of public policy on rights of indemnity and contribution.
          c. We are qualified to practice law in the State of Washington and do not express any opinions herein concerning any laws other than the laws in their current forms of the State of Washington and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction.
          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the prospectus made part of the Registration Statement under the caption “Validity of Securities.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related

Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related Rules.
Very truly yours,
/s/ Perkins Coie LLP
PERKINS COIE LLP